UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/6/2011

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34581

Delaware	20-0411521
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2011, entities affiliated with TPG Capital, L.P. (collectively, “TPG”) and J.P. Morgan Partners, LLC (collectively, “JPMP”) sold all of their common stock of Kraton Performance Polymers, Inc. (“Kraton”) in a public offering (the “Offering”). Three of the four Class II directors whose terms expire at the 2011 Annual Meeting of Stockholders, Kelvin L. Davis, Kevin G. O’Brien and Nathan H. Wright, were designees of TPG or JPMP under a Registration Rights and Shareholders’ Agreement. As a result of the Offering, TPG and JPMP no longer have the right to designate nominees for director under the agreement, and Messrs. Davis, O’Brien and Wright notified Kraton of their intention not to stand for reelection at the 2011 Annual Meeting.

Item 8.01.	Other Events

On April 6, 2011, Kraton issued a press release announcing the closing of the Offering, in which TPG and JPMP sold 9,988,072 shares of common stock at a public offering price of $37.75, representing all of the Kraton common stock held by them.

The press release announcing the closing of the Offering is filed herewith as exhibit 99.1, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 8.01.

(d) Exhibits

99.1 Press Release dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: April 6, 2011	By:	/S/ STEPHEN E. Tremblay
Stephen E. Tremblay
Vice President and CFO